Exhibit 10.1
CONSULTING AGREEMENT
          This Consulting Agreement (this “Agreement”) dated as of January 21, 2006, by and between ELECTRIC CITY CORP., a Delaware corporation (the “Company”), and John P. Mitola, and individual (the “Consultant”) (individually, a “Party” and collectively, the “Parties”).
W I T N E S E T H:
          WHEREAS, the Company desires to receive the benefit of the Consultant’s expertise and knowledge as its former Chief Executive Officer and Consultant’s assistance on other matters as needed and the Consultant is agreeable to this;
          NOW THEREFORE, in consideration of the mutual covenants and agreements and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby covenant and agree as follows:
          1. Retention of Consultant. The Company hereby retains and engages the Consultant, and the Consultant accepts such engagement, to provide services to the Company on and subject to the terms and conditions of this Agreement.
          2. Term. This Agreement shall commence on the date hereof and continue through the earlier of July 31, 2006, or the date Consultant obtains full time employment.
          3. Consulting Services. During the term hereof, the Consultant shall provide consulting and advisory services to the Company concerning its business (the “Consulting Services”) as reasonably requested from time to time by the Company’s Chief Executive Officer or its Board of Directors.
          4. Devotion of Time. Subject to the provisions hereof, during the term of this Agreement, the Consultant shall devote such of its time and effort as may be necessary to the discharge of his duties hereunder. The Company acknowledges that the Consultant is and will be engaged in other business activities during the term hereof, and notwithstanding anything to the contrary herein contained, the Consultant shall not be restricted by this Agreement from engaging in other business activities during the term of this Agreement, although the Consultant shall be required to devote sufficient time as necessary to accomplish the Consulting Services hereunder. The foregoing is without prejudice to any rights the Company may have under its other agreements with the Consultant concerning confidentiality, non-competition and non-solicitation matters.
          5. Compensation. As consideration for the Consulting Services, the Company agrees to pay the Consultant $8,805.00 each on the 15th and the last day of each month, during the term of this Agreement, commencing on February 15, 2006. If this Agreement is terminated prior to a scheduled payment date the Company shall pay Consultant through the date of termination on a pro-rata basis. This Agreement may only be terminated by the Consultant and Consultant agrees to terminate this Agreement upon the commencement date of permanent employment with another company. Consultant is responsible for payment of his own applicable state and federal withholding, FICA, Medicare and other employment taxes. The Company will be responsible for reimbursement of Consultant’s normal and customary expenses attributable to his activity on behalf of the Company in accordance with this Agreement.
          6. Representations and Warranties of the Company. The Company hereby represents and warrants to Consultant that:
          (a) The Company has the full power and authority to execute, deliver and perform the terms and provisions of this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by bankruptcy, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought in equity or at law).
          (b) Neither the execution, delivery or performance by the Company of this Agreement, nor compliance by the Company with the terms and provisions hereof or thereof, will: (i) contravene any provision of any applicable law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company; (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, any material agreement, contract or instrument to which the Company is a party or by which any of its property or assets is bound; or (iii) violate any provision of the Certificate of Incorporation or Bylaws (or similar organizational documents) of the Company.
          7. Indemnification. The Company hereby agrees to indemnify and hold harmless Consultant against any and all losses, claims, damages obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and all actions, suits, proceedings and investigations in respect thereof and any and all reasonable legal or other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the reasonable costs, expenses, and disbursements, as and when incurred, of investigating, preparing, or defending any such action, proceeding or investigation (whether or not in connection with litigation to which the Consultant is a party) (collectively, the “Liabilities”) arising out of or in connection with the Consulting Services; provided, however, that this provision shall not apply to any Liabilities to the extent resulting from the gross negligence of willful misconduct of the Consultant or violation in any material respect of applicable federal or state securities laws by the Consultant.
          8. Independent Contractors. Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either as agent of the other, or as employer or employee. The Consultant acknowledges that he is not an employee of the Company and may not commit the Company to any action. The Consultant understands and acknowledges that this Agreement shall not create or imply any agency relationship between the parties. The parties hereto acknowledge that Consultant shall be engaged solely on an independent contractor basis hereunder.
          9. Notices. Any notice required or permitted hereunder shall be in writing and given (i) either by actual delivery of the notice into the hands of the party hereunder entitled, or (ii) by the mailing of the notice in the United States mail, certified mail, return receipt requested, all postage prepaid and addressed to the party to whom the notice is to be given at the party’s respective address set forth below, or such other address as either party may from time to time designate to the other by written notice as provided herein.

If to the Company:	Electric City Corp.
1280 Landmeier Road
Elk Grove Village, IL 60007
Attention: Chairman of the Board of Directors

With a copy to:	Electric City Corp.
1280 Landmeier Road
Elk Grove Village, IL 60007
Attention: Chief Financial Officer

If to the Consultant:	Mr. John Mitola
The notice shall be deemed to be received in case (i) on the date of actual receipt by the party and in case (ii) three days following the date of the mailing.
          10. Miscellaneous Provisions.
          (a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws and decisions of the State of Illinois, without giving effect to the principles of conflicts of laws thereof.
          (b) Arbitration. The parties hereto agree that in the event of any disagreements or controversies arising from this Agreement, such disagreements and controversies shall be subject to binding arbitration as arbitrated in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association (the “AAA”) in Chicago, Illinois before one neutral arbitrator. Such arbitrator shall be selected by mutual agreement of the parties within thirty (30) days of written notice of said disagreement or controversy. If the parties cannot mutually agree to an arbitrator within thirty (30) days, then the AAA shall designate the arbitrator. Either party may apply to the arbitrator seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Without waiving any remedy under this Agreement, either party may also seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal (or pending the arbitral tribunal’s determination of the merits of the controversy). In the event of any such disagreement or controversy, neither party shall directly or indirectly reveal, report, publish or disclose any information relating to such disagreement or controversy to any person, firm or corporation not expressly authorized by the other party to receive such information or use such information or assist any other person in doing so, except to comply with actual legal obligations of such party or unless such disclosure is directly related to an arbitration proceeding as provided herein, including, but not limited to, the prosecution or defense of any claim in such arbitration. The costs and expenses of the arbitration (excluding attorneys’ fees) shall be paid by the non-prevailing party or as determined by the arbitrator. This paragraph shall survive the termination of this Agreement.

          (c) Entire Agreement. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and communications between the parties dealing with such subject matter, whether oral or written.
          (d) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the transferees, successors and assigns of the Company, including any company or entity with which the Company may merge or consolidate.
          (e) Headings. Numbers and titles to paragraphs hereof are for information purposes only and, where inconsistent with the text, are to be disregarded.
          (f) Severability – General. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.
          (g) Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and shall be enforceable by Consultant and the Company and their respective successors and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Consultant without the prior written consent of the other party hereto.
          (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.
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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ELECTRIC CITY CORP.

By: /s/ Jeffrey Mistarz

Name: Jeffrey Mistarz

Title: Chief Financial Officer

JOHN P. MITOLA

/s/ John P. Mitola

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